SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2015

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Cigna Corporation (“Cigna”) held its Annual Meeting of Shareholders on April 22, 2015.  At the Annual Meeting, Cigna shareholders (1) elected each of the nominees listed below to the Board of Directors for a term expiring in 2018; (2) approved an advisory resolution on executive compensation; and (3) ratified the appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2015.  Each of the proposals is described in more detail in Cigna's proxy statement filed with the Securities and Exchange Commission on March 13, 2015.

Set forth below are the voting results for each proposal.

Proposal 1:  Election of directors – to elect three directors for terms expiring in 2018.
	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nominees
John M. Partridge	211,115,406	342,992	883,956	12,239,259
James E. Rogers	211,008,649	446,477	887,228	12,239,259
Eric C. Wiseman	208,976,116	2,478,198	888,040	12,239,259

Shareholders elected the nominees with approximately 99.07% of the votes cast in favor.

Proposal 2:  Approval of an advisory resolution on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
199,048,123	11,962,385	1,331,846	12,239,259

Shareholders approved the advisory resolution on Cigna’s executive compensation with 93.74% of the votes cast in favor.

Proposal 3:  Ratification of the appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
221,381,343	2,303,761	896,509	0

Shareholders approved the ratification of PricewaterhouseCoopers LLP’s appointment with 98.57% of the votes cast in favor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date: April 27, 2015	By: /s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President
and General Counsel